Exhibit 99.1

Media Contacts:
Jodi Guilbault	Ana Leal
MIPS Technologies, Inc.	Chipidea Microelectronica S.A.
+1 650 279 8326	+35 1210336300
jodi@mips.com	aileal@chipidea.com

MIPS Technologies Acquires World’s Leading Analog

Intellectual Property Company

Acquisition of Chipidea Microelectrónica S.A. Propels MIPS to #2 Ranking

MOUNTAIN VIEW, Calif. and LISBON, Portugal — August 27, 2007 — MIPS Technologies, Inc., (NASDAQ: MIPS), a leading provider of industry-standard processor architectures and cores for digital consumer, networking, personal entertainment, communications and business applications, today announced that the company will acquire privately-held Chipidea Microelectrónica S.A, the world’s leading independent supplier of analog and mixed signal intellectual property (IP) for the wireless, digital consumer and connectivity markets. The combined entity becomes the second largest semiconductor design IP company and the number one analog IP company worldwide, based on Gartner, Inc.’s recent 2006 rankings. The acquisition creates a unique technology portfolio and delivers a powerful value proposition to customers as they gain access to a broad array of leading analog IP that fuels next-generation SoC (system on chip) designs.

Under the terms of the transaction, MIPS Technologies will pay an aggregate of $147 million in cash, with an additional performance-based milestone payment of 610,687 shares of MIPS Technologies’ common stock in 2009. At today’s closing, MIPS Technologies will make an initial payment of approximately $120 million from its current cash reserves with the balance released from escrow within two years subject to an indemnification holdback and deferred payments for the Chipidea co-founders remaining with the company.

“Analog represents an essential component of our IP growth strategy and has become one of the key strategic considerations in customer designs today,” said John Bourgoin, president and CEO of MIPS Technologies. “Chipidea is the clear leader in analog IP with a broad product base, an impressive array of customers worldwide and excellent financials. The synergies of MIPS Technologies and Chipidea are compelling for our customers’ SoC design initiatives. With Chipidea’s impressive penetration across a broad range of high-growth embedded markets, and MIPS Technologies’ relationships with a large array of customers, we expect to reap significant sales growth from the new partnership. We can offer a more comprehensive, integrated design solution, better serve existing markets, and strategically enter high-growth segments where analog is essential.”

“MIPS Technologies’ commitment to the processor IP market remains unwavering,” added Bourgoin. “We are fully committed to extending our leadership processor roadmap as we integrate the Chipidea family into MIPS Technologies.”

Combined Market Reach and Industry Leadership

The worldwide semiconductor IP market grew 24% to $1.8 billion in 2006, according to Gartner, Inc. Today, the analog and mixed-signal IP market represents the fastest growing segment in the semiconductor IP market.

Over the last 10 years, Portugal-based Chipidea has offered the widest array of state-of-the-art RF, analog and mixed-signal technologies worldwide—rapidly achieving prominence in high-growth, high-volume markets, including wireless, digital media, power management, data transfer and connectivity. Chipidea’s deep analog expertise has uniquely positioned the company as the industry’s exclusive provider of outsourced analog IP that has achieved significant scale—delivering a comprehensive and diverse library of proven IP in today’s leading processes across a wide array of foundries. The advanced analog and mixed-signal IP architectures from Chipidea’s extensive portfolio enable next-generation SoC designers to integrate silicon proven functionality previously available only to large integrated device manufacturers (IDMs). Since its founding, Chipidea has outpaced the industry by scoring double-digit growth in revenue for each of its 10 years in existence.

Within the last five years, Chipidea has grown its customer base from 20 to more than 150— including 13 of the world’s top 15 semiconductor companies. Gartner consistently ranks Chipidea either first or second in design IP for A/D and D/A converters, wireless interfaces, and connectivity solutions—which includes USB today, and in the future will address HDMI and other emerging high speed interface standards.

“The integration of two market leaders in the semiconductor IP market provides an exciting and powerful customer proposition,” said Jose Franca, president and CEO of Chipidea Microelectrónica. “Our 10-year commitment to delivering the highest quality products has been the cornerstone of our market leadership and customer loyalty. MIPS Technologies was founded on similar business principles and has long been renowned as a thought leader dedicated to driving customer innovation in the embedded market. We remain proud of Chipidea’s milestones and technology ‘firsts’ over the last decade, and are honored to take our business to a new level where we can truly drive the progression of the burgeoning IP market.”

“Chipidea remains committed to helping its customers achieve silicon success by maintaining the integral position in their design process that earned us our leading position in the market,” said Franca. “MIPS Technologies views technology partnerships in much the same way, and together we will provide chip companies with the industry’s most visionary approach for microprocessor and analog IP integration so design teams can focus more acutely on innovation.”

Corporate Integration Plans

Following the transaction, MIPS intends to quickly integrate the two companies and businesses. Chipidea will become a newly-formed business group within MIPS Technologies, with its complete product portfolio continuing to be sold under the Chipidea brand. Jose Franca will assume the role of president and general manager for the new business group and has been appointed a member of the board of directors for MIPS Technologies. Currently, Chipidea has more than 310 employees worldwide, including design centers in Portugal, France, Belgium, Poland, China, Norway, and Macau.

Historical Financial Overview and Earnings Guidance

Chipidea’s revenue has grown with a CAGR of 38% between 2000 and 2006. For the trailing four quarters, with the last quarter ending June 30, according to IFRS accounting standards, the revenue recorded was $32.8M. The transaction is expected to be accretive to non-GAAP EPS by quarter end June 30, 2008. The detailed historical IFRS accounting standards financials will be reconciled to US GAAP financials and will be filed within 75 days of the closing, as required by SEC regulations.

Editor’s Note:

A conference call with MIPS Technologies’ President and CEO John Bourgoin and Chipidea CEO Jose Franca will be held at 1:00 p.m. in Lisbon and 8:00 a.m. Eastern Time on Monday, August 27, 2007. The dial-in number is 1-210-795-2680 (access code: mips) and a slide presentation will be made available during the call at http://www.mips.com/company/investor_relations/. The audio replay number is 1-203-369-0701 (access code: mips) and will be available shortly following the call.

About MIPS Technologies

MIPS Technologies, Inc. (NASDAQ: MIPS) is a leading provider of industry-standard processor architectures and cores for digital consumer, networking, personal entertainment, communications and business applications. The company drives the broadest architectural alliance that delivers 32- and 64-bit embedded RISC solutions to the embedded market, and in combination with its licensees, offers the widest range of robust, scalable processors in standard, custom, semi-custom and application-specific products worldwide. MIPS Technologies currently owns more than 400 patent properties (patents and applications) worldwide and licenses its intellectual property to today’s leading semiconductor companies, ASIC developers and system OEMs.

Today, MIPS-Based™ designs are integrated in millions of products around the world, including broadband devices from Linksys, digital cameras from Canon, DTVs and entertainment systems from Sony, DVD Recordable devices from Pioneer, digital set-top boxes from Motorola, network routers from Cisco and laser printers from Hewlett- Packard. Founded in 1998, MIPS Technologies is based in Mountain View, California, with offices worldwide. For more information, please contact (650) 567-5000 or visit http://www.mips.com.

About Chipidea

Chipidea is the world’s number one analog/mixed-signal merchant technology supplier targeting fast-growing market segments including wireless communications, digital media and consumer electronics. Chipidea supports blue-chip customers across the globe, has an impeccable reputation for delivering high-quality products and is known for its reliable execution. Chipidea licenses its technology to leading companies in all major markets, delivering everything from high-precision, single-function blocks to full analog sub-systems. For more information: www.chipidea.com.

Forward Looking Statements

This press release contains forward-looking statements; such statements are indicated by forward looking language such as “plans”, “intends”, “anticipates”, “expects”, “will”, and other words or phrases contemplating future activities including statements regarding the future intentions and expectations of the combined company. Actual events or results may differ materially from those anticipated in these forward-looking statements as a result of a number of different risks and uncertainties, including but not limited to: risks relating to the integration of MIPS Technologies and Chipidea and their respective technologies, products and employees, the fact that there can be no assurance that the products of the combined company will achieve market acceptance, changes in our research and development expenses, the anticipated benefits of our partnering relationships may be more difficult to achieve than expected, the timing of or delays in customer orders, delays in the design process, the length of our sales cycle, our ability to develop, introduce and market new products and product enhancements, and the level of demand for semiconductors and end-user products that incorporate semiconductors. For a further discussion of risk factors affecting our business, we refer you to the risk factors section in the documents we file from time to time with the Securities and Exchange Commission.

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